AGREEMENT
                                       and
                             PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION, effective the 28th day of July 1997 (the "Effective Date"), by and between Mr. Roger Royce ("Mr. Royce") and FORTUNE FINANCIAL SYSTEMS, INC., a Nevada corporation ("FFS"),

                                   WITNESSETH:

         WHEREAS Mr. Royce owns 10,000 shares of common stock of Gateway Management International, Inc. (the "Company"), which constitute 100 % of the issued and outstanding shares of the Company (collectively, the "Company Shares"); and

         WHEREAS FFS wishes to acquire, and the Shareholder wishes to transfer to FFS, all of his issued and outstanding Company Shares in exchange for one million (1,000,000) shares of common voting stock of FFS (the "FFS Shares") in a transaction intended to qualify as a reorganization within the meaning of Internal Revenue Code Section 368(a)(1)(B), as amended;

         NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         The following terms, as used herein, have the following meanings:

         "Closing" means the consummation of the transactions contemplated herein, as described herein. The Closing shall be deemed to have occurred July 28, 1997.

         "Material Adverse Effect" means a material adverse effect on the business (including the continued conduct or the operation thereof in substantially the manner currently conducted), assets, liabilities, financial condition or results of operations.

         "Party" means each of FFS and the Shareholder.


                                    ARTICLE 2
                        TRANSFER AND ASSIGNMENT OF SHARES

         2.1 Ownership of the Shares. He is the true and lawful owner of his Company Shares, has good title to and is the beneficial and record owner of his Company Shares, and has the absolute right to sell, assign and transfer his Company Shares to FFS. His Company Shares will be conveyed to FFS free and clear of all liens, claims, restrictions, covenants, conditions, pledges, options, encumbrances and rights of any Persons, other than pursuant to restrictions under applicable federal and state securities laws. He has not entered into any other agreement to sell or otherwise transfer his Company Shares, or entered into any agreement limiting the ability to vote or transfer his Company Shares. All of the Company Shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements, rights, conversion privileges or other agreements of any kind to acquire any share of capital stock in the Company, nor any outstanding rights or privileges to acquire any such interest. No share of capital stock of the Company has been registered under the Securities Act of 1933, as amended, nor under the securities laws of any state in which they were or may be offered for sale. The Company Shares constitute 100% of the issued and outstanding capital stock of the Company.

         2.2 Organization of the Company. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State in which it was incorporated, (ii) has all requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing or to be duly licensed, authorized or qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (iv) has all federal, state and local government licenses, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is now being conducted, except where the failure to have such governmental licenses, permits, approvals or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         2.3 Authority and Approval. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Shareholder. This Agreement is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws or decisions relating to or affecting creditors' rights generally, by equitable limitations on its enforce ability, and by other laws or decisions of general application relating to general principles of equity.

         2.4 No Conflict. The execution, delivery and performance of this Agreement by the Shareholder do not, and the consummation by the Shareholder of the transactions contemplated hereby and thereby will not, violate any provision of the Company's Articles of Incorporation or By-laws.

         2.5 Brokers. The Shareholder has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to a fee or other remuneration from the Shareholder, the Company or FFS.

         2.6 Litigation. To the Shareholder's best knowledge, except as set forth in Exhibit 3.6, there is no litigation, investigation or proceeding of or before any arbitrator, court, agency or governmental authority pending or threatened by or against the Company or affecting the Company Shares.

         2.7 Compliance with Laws. To the best knowledge of the Shareholder, the Company is in compliance with all laws, rules, regulations, orders, writs, injunctions and decrees to which it or any of its assets are subject, except where the failure would not have a Material Adverse Effect on the Company.

         2.8 No Undisclosed Liability. To the best knowledge of the Shareholder, there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Company that is not disclosed, reflected or reserved against in the Company's financial statements.


                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF FFS

         As a material inducement to the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, FFS represents and warrants to the Shareholder as follows:

         3.1 Ownership of the Shares. FFS is the true and lawful owner of the FFS Shares, has good title to and is the beneficial and record owner of the FFS

Shares, and has the absolute right to sell, assign and transfer the FFS Shares to the Shareholder. The FFS Shares are owned by FFS and will be conveyed to the Shareholder free and clear of all liens, claims, restrictions (except as required under Rule 144 of the Securities and Exchange Commission), covenants, conditions, pledges, options, encumbrances and rights of any Persons, other than pursuant to restrictions under applicable federal and state securities laws. The FFS Shares are common voting stock of FFS, eligible to vote in the election of corporate directors of FFS. The FFS Shares constitute approximately five and one-half percent (51/2%) of the issued and outstanding capital stock of FFS. FFS has not entered into any other agreement to sell or otherwise transfer the FFS Shares, nor has FFS entered into any agreement limiting the ability to vote or transfer the FFS Shares. All FFS Shares transferred pursuant to this Agreement are duly authorized, validly issued, fully paid and non-assessable, and are not subject to dilution except in the same proportion as all other shares of FFS, in connection with new issues for public distribution or for the purpose of facilitating an acquisition or merger.

         3.2 Organization of the Company. FFS(i)is a corporation duly organized, validly existing and in good standing under the laws of the State in which it was has all requisite incorporated, (ii) has all requisite corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, (iii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact business in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing or to be duly licensed, authorized or qualified to transact business, would not, individually or in the aggregate, have a Material Adverse Effect on FFS, and (iv) has all federal, state and local government licenses, permits, approvals and other authorizations necessary to own its properties and assets and carry on its business as it is now being conducted, except where the failure to have such governmental licenses, permits, approvals or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect on FFS.

         3.3 Authority and Approval. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of FFS. This Agreement is a legal, valid and binding obligation of FFS, enforceable against FFS in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws or decisions relating to or affecting creditors' rights generally, by equitable limitations on its enforce ability, and by other laws or decisions of general application relating to general principles of equity.

         3.4 No Conflict. The execution, delivery and performance of this Agreement by FFS do not, and the consummation by FFS of the transactions contemplated hereby and thereby will not, violate any provision of FFS's Articles of Incorporation or By-laws.

         3.5 Brokers. FFS has not employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to a fee or other remuneration from the Shareholder, the Company or The Shareholder.

         3.6 Disclosure. No representation or warranty of FFS contained in this Agreement and no statement contained in any certificate, list, schedule, exhibit or other instruments furnished or to be furnished to the Shareholder pursuant hereto, or in any connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained herein not misleading.

         3.7 Litigation. To FFS's best knowledge there is no litigation, investigation or proceeding of or before any arbitrator, court, agency or governmental authority pending or threatened by or against FFS or affecting the FFS Shares.

         3.8 Compliance with Laws. To the best knowledge of FFS, FFS is in compliance with all laws, rules, regulations, orders, writs, injunctions and decrees to which it or any of its assets are subject, except where the failure would not have a Material Adverse Effect on FFS.

         3.9 No Undisclosed Liability. To the best knowledge of FFS, there is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of FFS that is not disclosed, reflected or reserved against in the FFS financial statements.


                                    ARTICLE 4
                        COVENANTS OF FFS AND SHAREHOLDER

         4.1 Mutual Cooperation. Following the execution of this Agreement, FFS and the Shareholder agree:

           (a) If any event should occur, either within or without the knowledge or control of FFS or the Shareholder, which would prevent fulfillment of the conditions to the obligations of any party hereto, to use his or their commercially reasonable efforts to cure the same as expeditiously as possible; and

            (b) To cooperate fully with each other in preparing, filing, prosecuting and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement.


                                    ARTICLE 5
                        COVENANTS OF FFS AND SHAREHOLDER

                  5.1 Mutual Cooperation. Following the execution of this Agreement, FFS and the -Shareholder agree:

                           (a)      If any event should occur,  either within or
without the knowledge or control of FFS or the Shareholder, which would prevent fulfillment of the conditions to the obligations of any party hereto, to use his or their commercially reasonable efforts to cure the same as expeditiously as possible; and

                           (b)      To  cooperate  fully  with   each  other  in
preparing, filing, prosecuting and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement.


                                    ARTICLE 6
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
                                   SHAREHOLDER

                  The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, any of which may be waived by the Shareholder.

                  6.1 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Persons in connection with the consummation of the transactions contemplated in this Agreement have been filed, made or obtained and all applicable waiting periods shall have expired or been terminated.

                  6.2 Deliveries by FFS. FFS shall have made delivery to the Shareholder of the documents and items specified in Section 8.3.

                  6.3 Representations and Warranties of FFS. All representations and warranties made by FFS in this Agreement shall be true and correct on and as of the Effective Date, as if made by FFS on and as of that date.

                  6.4   Performance  of  Obligations  of  FFS.  FFS  shall  have
performed and complied with the covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by FFS at or prior to the Effective Date.

                  6.5 Absence of Action Restraining or Affecting Transaction. No action or proceeding by any Person or court shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 7
                                   TERMINATION

                  7.1 Events of Termination. Notwithstanding any provision to the contrary herein, this Agreement may be terminated at any time on or prior to the Effective Date:

                           (a)      By mutual written consent of the Shareholder
and FFS;

                           (b)      By  either  the  Shareholder  or  FFS in the
event any federal or state agency having jurisdiction over the approval of the transactions contemplated hereby disapproves of any part of such transactions;


                                    ARTICLE 8
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF FFS

                  The obligations of FFS to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Effective Date of all of the following conditions, any of which may be waived by FFS:

                  8.1 Filings.- Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind required of any Persons in connection with the consummation of the transactions contemplated in this Agreement have been filed, made or obtained and all applicable waiting periods shall have expired or been terminated.

                  8.2 Deliveries by the Shareholder. The Shareholder shall have made delivery to FFS of the documents and items specified in Section 8.2.

                  8.3 Representations and Warranties of the Shareholder. All representations and warranties made by the Shareholder in this Agreement shall be true and correct on and as of the Effective Date, as if made by the Shareholder on and as of that date.

                  8.4 Performance of Obligations of the Shareholder. The Shareholder shall have performed and complied with all the covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by the Shareholder at or prior to the Effective Date.

                  8.5 Absence of Action Restraining or Affecting Transaction. No action or proceeding by any Person or court shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 9
                            MANAGEMENT OF THE COMPANY

                  9.1 Financial Management. FFS agrees that it will permit the Company to operate autonomously so long as the Board of Directors of the Company meets its obligation to exercise good business judgment and to fulfill its obligations to Shareholder as set forth in the By-laws of the Company. FFS agrees not to adopt a dividend policy for the Company inconsistent with the provisions of this Agreement.

                  9.2 Actions Requiring  Unanimous Consent.  Notwithstanding any
other requirement set forth herein or the Articles of Incorporation of the Company, the Parties expressly agree that a unanimous vote of all of the directors of the Company who form a quorum of Directors convened to discuss such issues, after due notice, shall be obtained before any of the following actions shall be taken by the Company: (a) the appointment of any new or replacement Directors of the Company; (b) the issuance of any shares, or of any warrants or debentures, options or rights in or to shares of the common or other capital stock of the Company; (c) any pledge, mortgage, sale, lease or other transfer, except in normal course of business or as part of a complete dissolution or winding up, or any material portion of its business; (d) any merger, consolidation or amalgamation with or into another company or corporation; (e) any change to, or the conduct of any business outside, the general business of the Company; (f) the incurring of any indebtedness to any third person or entity for borrowed funds or for the deferred purchase price of purchased goods, or any other indebtedness of any kind, except as otherwise permitted herein; (g) the extension of credit to any one debtor in an amount exceeding US$10,000 or its equivalent in another currency; (h) the agreement of the Company to waive or not enforce any rights it may have under any agreements, or in respect of transactions to which it may be a party; (i) the adoption of any dividend policy calling for the payment of dividends greater than the amounts required to meet the objectives of this Agreement, or any departure from the dividend policies set forth herein or in any of the Articles of Incorporation; provided, however, that the Board of Directors may establish the initial dividend policy consistent with the terms of this Agreement; or 0) any change in the outside auditors of the Company.


                                   ARTICLE 10
                                  MISCELLANEOUS

                  10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by the Parties and delivered to each other Party.

                  10.2 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without reference to the choice of law principles thereof. Any controversy or claim arising out of or in connection with this Agreement shall be finally settled in accordance with the Commercial Arbitration Rules and supplementary procedures for commercial arbitrations of the American Arbitration Association (the "AAA") then in force, by submitting such dispute for binding arbitration before a jointly-designated arbitrator. If the Parties are unable to agree on a single arbitrator, then such binding arbitration shall be conducted before a panel of three arbitrators that shall be chosen as follows: each Party shall designate one arbitrator and such arbitrators shall designate a third arbitrator. This arbitration provision shall be deemed to be self executing, and in the event that either Party fails to appear at any properly noticed arbitration proceeding award may be entered against such Party notwithstanding such failure to appear. Any award granted by such arbitral panel shall be self-executing, to the greatest extent permitted by applicable law, and in any case shall be eligible for entry of judgment and for enforcement by a court of appropriate and competent jurisdiction. The location or site of such arbitration proceeding shall be (i) Salt Lake City, Utah, or (ii) another location mutually acceptable to the Parties, or (iii) if for any reason it is or becomes impossible or impracticable for the Parties to conduct arbitration proceedings in Salt Lake City, Utah and the Parties are unable to agree on another location, then at a location determined by the American Arbitration Association. Nothing in this Section shall be construed or deemed to prevent either party from seeking injunctive relief pursuant to the terms hereof in a court of appropriate jurisdiction.

                  10.3 Entire Agreement. This Agreement and the Exhibits attached hereto and made a part hereof contain the entire agreement between the Parties, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein.

                  10.4 Expenses. Except as set forth in this Agreement, FFS and the Shareholder shall be responsible for their own legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  10.5 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and (i) delivered personally,
(ii) sent by certified mail, postage prepaid, (iii) sent by overnight courier or
(iv) sent by facsimile transmission, to the appropriate address as set forth below. Notices to the Shareholder shall be addressed to:

                  Mr. Roger Royce
                  4362 South Parkview
                  Salt Lake City, Utah 84124
                  Telephone:    (801) 273-8517
                  Facsimile:    (801) 273-8516
            or at such other address and to the attention of such other person as Shareholder or the Company may designate by notice to FFS Notices to FFS shall be addressed to:

                  Fortune Financial System, Inc.
                  1200 West State Road 434
                  Longwood, FL 32750
                  Attention:    Mr. James Byrd
                  Telephone:    (407) 331-1272
                  Facsimile:    (407) 331-3327

            or at such other address and to the attention of such other person as FFS may designate by notice to Shareholder.

                  Any notice hereunder shall be deemed to have been served or given as of (a) the date such notice is personally delivered, (b) three business days after it is mailed certified U.S. mail, First Class postage prepaid, (c) one business day after it is sent for overnight delivery by Federal Express or similar next-day courier, or (d) the same day as it is sent by facsimile transmission with confirmation of receipt.

                  10.6 Successors and Assigns. The rights and obligations of any party to this Agreement shall not be assignable by such party without the prior written consent of all other Parties. Notwithstanding the previous sentence, this Agreement may be assigned by FFS to any Affiliate of FFS without the Shareholder's prior written consent; provided, however, no such assignment shall have the effect of releasing or reducing the obligations of FFS pursuant to this Agreement, or any other instruments, agreements or covenants provided in or contemplated by this Agreement. This Agreement shall inure to the benefit and shall be binding upon the respective successors and permitted assigns of the Parties. Nothing herein expressed or implied is intended to confer upon any person, other than to the Parties or their respective heirs, personal representatives, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  10.7 Headings. The headings contained in this Agreement are solely for convenience of reference and shall not affect its interpretation.

                  10.8 Severability of Provisions. In the event that any of the provisions contained herein would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or for other reasons, unless narrowed by construction, such provision shall for purposes of such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify, to the extent necessary to make such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then be applicable in such modified form). If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, such provision, as to such jurisdiction only, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions. No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforce ability of such provision in any other jurisdiction. Subject to the foregoing, in case any one or more of the provisions contained in this Agreement or any other documents executed in connection herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions contained herein and therein shall not be affected in any way thereby.

                  10.9  Gender.   Whenever  in  this  Agreement  any  masculine,
feminine or neuter pronoun is used, such pronouns shall also include the other genders whenever required by the context.

                  10.10 Further Assurances. The Shareholder and FFS shall each execute and deliver instruments and take such other actions as may be reasonably required in order to carry out the intent of this Agreement.

                  10.11 Public Announcement. Neither FFS, Shareholder nor the Company shall make any announcement or issue any press release relating to this Agreement or the transactions contemplated hereby without the consent of the other Parties.

                  10.12  Amendment;  Waiver.  This  Agreement  may  be  amended, modified, superseded or canceled, and any of its terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by FFS and the Shareholder or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

                  10.13 Costs. In the event litigation is instituted between or among any of the Parties, with respect to all or any part of this Agreement, the prevailing party therein shall be entitled to recover, in addition to all other relief obtained, its costs, expenses and fees, including reasonable attorneys' fees incurred in such litigation.

                  IN WITNESS WHEREOF, this Amended and Restated Agreement and Plan of Reorganization has been signed by or on behalf of the Parties as of the day and year first above written.

            Shareholder

            /s/ Roger C. Royce
            ------------------

            Roger C. Royce


            Fortune Financial Systems, Inc.

            /s/ James S. Byrd
            -----------------
            James S. Byrd

                                   Schedule A

         1. License Agreement to use "Academic Excellence Institute" trademarks

         2. Distribution Agreement for "Business of Learning Programs" - A tutor training program

         3. Distribution Agreement for " EZ Math" Level I and Level 2 - Accelerated Math Leaning Program utilizing manipulatives for parents and tutors..

         4. Distribution Agreement for "Teach Your Child to Read Using the Bible. "- A Reading Program with phonetics for parents and tutors..

         5.       Distribution   Agreement  for  "Readwrite  II'-  A  Integrated
                  Reading and Writing Program with phonetics for parents and tutors..